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                                                                    Exhibit 23.2

                         [FORM OF MERRILL LYNCH CONSENT]




                                                   February 18, 1998

First of America Bank Corporation
211 South Rose Street
Kalamazoo, MI 49007

Dear Sirs:


         We hereby consent to the use of our opinion letter to the Board of Directors of First of America Bank Corporation included as Appendix B to the Prospectus and Joint Proxy Statement which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of First of America Bank Corporation with National City Corporation, and to the references to our Firm and such opinion in such Prospectus and Joint Proxy Statement under the captions "Summary - Opinion of Financial Advisors," "Merger - Background of and Reasons for the Merger - FOA" and "Merger - Opinions of Financial
Advisors - Opinion to FOA." In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                  Very truly yours,

                                  MERRILL LYNCH, PIERCE, FENNER & SMITH
                                        INCORPORATED